VIA Electronic Mail
December 28, 2011
Board of Directors and Audit Committee of Winner Medical Group, Inc.
care of Mr. Jianquan Li
Chairman and Chief Executive Officer
Winner Medical Group, Inc.
Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
The People’s Republic of China

Re:  Larry Goldman Resignation from the Board of Directors

Dear Mr. Chairman:

Please consider this letter as formal notice of my resignation as a member of the Board of Directors of Winner Medical Group Inc. (“WWIN”), effective immediately.

Very truly yours,

/s/ Larry Goldman

Larry Goldman